  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
On March 13, 2019, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") held its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California ("Griffin Capital Plaza"). At the 2018 Annual Meeting, the Registrant's stockholders voted on (i) Proposal 1 - approval of the proposed merger of the Registrant with and into Globe Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), pursuant to the Agreement and Plan of Merger dated as of December 14, 2018, by and among GCEAR II, Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership of GCEAR II, Merger Sub, the Registrant and Griffin Capital Essential Asset Operating Partnership, L.P., the operating partnership of the Registrant (the "Proposed Merger"); (ii) Proposal 2 - election of three directors to the Registrant's board of directors, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify; (iii) Proposal 3 - ratification of the Registrant's appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ended December 31, 2018; and (iv) Proposal 4 - approval to adjourn the 2018 Annual Meeting, if necessary and appropriate to solicit additional proxies for Proposal 1. Each proposal is described in more detail in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on February 4, 2019.
At the close of business on December 21, 2018, the record date of the 2018 Annual Meeting, there were 166,285,020 outstanding shares entitled to vote at the 2018 Annual Meeting. Holders of 93,453,613 shares (56.2% of shares), representing a like number of votes, were present at the 2018 Annual Meeting, either in person or by proxy. Set forth below are the voting results from the 2018 Annual Meeting.
Proposal 2 - Election of Directors
With regards to Proposal 2, the nominees submitted for election as directors of the Registrant, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify, were Kevin A. Shields, Gregory M. Cazel and Ranjit M. Kripalani. All of the nominees were elected to serve as directors of the Registrant by the following vote:

	Votes For:	Votes Withheld:	Broker Non-Votes:
Kevin A. Shields	69,574,328	4,544,097	19,335,188
Gregory M. Cazel	69,229,064	4,889,361	19,335,188
Ranjit M. Kripalani	68,713,378	5,405,047	19,335,188

Proposal 3 - Ratification of Appointment of Ernst & Young LLP

With regards to Proposal 3, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ended December 31, 2018 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	89,517,106	901,526	3,034,981

Proposal 4 - Adjournment of Annual Meeting

With regards to Proposal 4, the adjournment of the 2018 Annual Meeting, if necessary and appropriate to solicit additional proxies for Proposal 1, was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Adjournment of 2018 Annual Meeting	86,572,683	2,944,103	3,936,827

Proposal 1 - Proposed Merger

With regards to Proposal 1 to approve the Proposed Merger, pursuant to Proposal 4 and the current rate of stockholder approval for Proposal 1 of approximately 90% in favor of the proposal (excluding broker non-votes), the board of directors of the Registrant adjourned the 2018 Annual Meeting to allow for additional time for stockholders to vote on Proposal 1 in order to obtain additional stockholder votes. The 2018 Annual Meeting will reconvene on March 29, 2019 at 9:00 a.m., Pacific Time, at Griffin Capital Plaza for purposes of holding a stockholder vote on Proposal 1. Approval of Proposal 1 requires the affirmative vote of a majority of the Registrant's outstanding shares of common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes against such proposal.

Item 8.01.    Other Events

On March 13, 2019, the Registrant issued a notice informing stockholders that the 2018 Annual Meeting was adjourned until March 29, 2019 at 9:00 a.m., Pacific Time, at Griffin Capital Plaza, in order to provide stockholders additional time to vote on Proposal 1. The notice, a copy of which is filed as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

99.1	Griffin Capital Essential Asset REIT, Inc. Stockholder Notice Regarding Adjournment of Annual Meeting

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: March 14, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary